Exhibit 5.1

SIDLEY AUSTIN LLP ONE SOUTH DEARBORN STREET CHICAGO, IL 60603 +1 312 853 7000 +1 312 853 7036 AMERICA • ASIA PACIFIC • EUROPE

December 12, 2022

BIOLASE, Inc.

27042 Towne Centre Drive, Suite 270

Lake Forest, California 92610

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-1, Registration No. 333- 268528, filed by BIOLASE, Inc., a Delaware corporation (the “Company”), on November 22, 2022 with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), as amended by Pre-Effective Amendment No. 1 being filed with the SEC on the date hereof (as amended, the “Registration Statement”). The Registration Statement relates to the registration under the Securities Act of: (i) shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”), (ii) common warrants to purchase shares of Common Stock (the “Common Warrants”) and (iii) pre-funded warrants to purchase shares of Common Stock (the “Pre-Funded Warrants” and, together with the Common Warrants, the “Warrants”), to be offered and sold at an aggregate price of up to $11,500,000 (including shares of Common Stock, Common Warrants and Pre-Funded Warrants that may be sold by the Company pursuant to the exercise of the underwriters’ option to purchase shares to cover overallotments under the Underwriting Agreement (as defined below)), (such shares of Common Stock, the shares of Common Stock underlying the Common Warrants and the shares of Common Stock underlying the Pre-Funded Warrants are collectively referred to herein as the “Shares”). The shares of Common Stock, the Common Warrants and the Pre-Funded Warrants are to be sold by the Company pursuant to an underwriting agreement among the Company and the Underwriters named therein, the form of which is being filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined and relied upon copies of the Registration Statement, the exhibits thereto, including the form of the Underwriting Agreement and the forms of the Common Warrants and the Pre-Funded Warrants. We have also examined and relied upon copies of the Company’s certificate of incorporation, as amended, in effect on the date hereof (the “Certificate of Incorporation”), the Company’s bylaws, as amended, in effect on the date hereof (the “Bylaws”) and the resolutions adopted by the board of directors of the Company relating to the Registration Statement and the issuance of the Shares, the Common Warrants and the Pre-Funded Warrants by the Company (the “Resolutions”). We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Sidley Austin LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

BIOLASE, Inc.

December 12, 2022

Based on the foregoing, we are of the opinion that:

1.

The Shares will be validly issued, fully paid and non-assessable when (i) the Registration Statement, as finally amended, shall have been declared effective under the Securities Act; (ii) the Company’s board of directors or a duly authorized committee thereof shall have duly adopted final resolutions establishing the pricing and related financial terms of the Shares; and (iii) certificates representing the Shares shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the par value thereof, or, if any Shares are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Shares to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the par value thereof, all in accordance with the Underwriting Agreement as executed and delivered by the parties thereto.

2.

The Common Warrants will constitute valid and binding obligations of the Company when (i) the Registration Statement, as finally amended, shall have been declared effective under the Securities Act; (ii) the Company’s board of directors or a duly authorized committee thereof shall have duly adopted final resolutions establishing the pricing and related financial terms of such Common Warrants and the issuance and sale of the shares of Common Stock issuable upon exercise of such Common Warrants; and (iii) instruments representing such issue of Common Warrants shall have been duly executed, countersigned and issued and duly delivered to the purchasers thereof against payment of the agreed consideration therefor, all in accordance with the Underwriting Agreement as executed and delivered by the parties thereto.

3.

The Pre-Funded Warrants will constitute valid and binding obligations of the Company when (i) the Registration Statement, as finally amended, shall have been declared effective under the Securities Act; (ii) the Company’s board of directors or a duly authorized committee thereof shall have duly adopted final resolutions establishing the pricing and related financial terms of such Pre-Funded Warrants and the issuance and sale of the shares of Common Stock issuable upon exercise of such Pre-Funded Warrants; and (iii) instruments representing such issue of Pre-Funded Warrants shall have been duly executed, countersigned and issued and duly delivered to the purchasers thereof against payment of the agreed consideration therefor, all in accordance with the Underwriting Agreement as executed and delivered by the parties thereto.

Our opinions are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

BIOLASE, Inc.

December 12, 2022

For purposes of this opinion letter, we have assumed that (i) at the time of the issuance, sale and delivery of any Shares, the Certificate of Incorporation, the Bylaws and the Resolutions will not have been modified or amended and will be in full force and effect, that the consideration paid for each of the Shares will not be less than the par value thereof and that there will be a sufficient number of Shares authorized and then available for issuance under the Certificate of Incorporation and (ii) the Common Stock, Common Warrants and the Pre-Funded Warrants will each be in the form reviewed by us and will be governed by the laws of the State of New York, and issued in accordance with the Certificate of Incorporation and Bylaws.

We express no opinion as to any provision of any instrument, agreement or other document (i) regarding severability of the provisions thereof; (ii) providing that the assertion or employment of any right or remedy shall not prevent the concurrent assertion or employment of any other right or remedy, or that every right and remedy shall be cumulative and in addition to every other right and remedy, or that any delay or omission to exercise any right or remedy shall not impair any right or remedy or constitute a waiver thereof; (iii) imposing liquidated damages or penalties; (iv) regarding waiver of usury, stay, extension or similar laws; (v) regarding any obligation or agreement to use best efforts, reasonable best efforts or commercially reasonable efforts or any similar obligation or agreement; (vi) regarding choice of law; (vii) regarding specific performance or the grant of any power of attorney; or (viii) requiring any party to take further action or to enter into further agreements or instruments or to provide further assurances.

This opinion letter is limited to the General Corporation Law of the State of Delaware and the laws of the State of New York (excluding the securities laws of the State of New York). We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP